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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           ---------------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

      Date of Report: (Date of earliest event reported): February 26, 2003


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                0-20117                              13-3532643
    (State of Incorporation)                (Commission File Number)         (IRS Employer Identification No.)
------------------------------------------------------------------------------------------------------------------


                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON FEBRUARY 26, 2003 REGARDING
UPDATED GUIDANCE FOR 2002 AND INITIAL ESTIMATES FOR 2003.

             TEXAS BIOTECHNOLOGY ANNOUNCES UPDATED GUIDANCE FOR 2002
                     AND PROVIDES INITIAL ESTIMATES FOR 2003

Houston, TX - February 26, 2003 - TEXAS BIOTECHNOLOGY CORPORATION (NASDAQ: TXBI) announced today updated guidance for 2002, and provided initial estimates for 2003 operating results. "We are pleased that our results for 2002 were on target in every aspect of operations. In fact, we produced a better than expected reduction in net loss, which at the beginning of 2002 was predicted to be approximately $29 to $33 million. The reduced loss is due in part to better than expected sales of Argatroban and the refinement of the Company's organizational structure," said President and CEO Bruce D. Given, M.D.

                         TEXAS BIOTECHNOLOGY CORPORATION
            UNAUDITED GUIDANCE - IN MILLIONS (EXCEPT PER SHARE DATA)

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
                                                  Year 2002 Guidance           Year 2003 Guidance
                                                  ------------------           ------------------
Cash and Investments at Year-End                    $  68.0                      $  32.0 - 35.0
Net sales of Argatroban by GSK
(for which we receive royalties)                       23.7                         30.0 - 35.0

Revenues                                               10.2 - 10.5                  10.5 - 12.0
Expenses (net of minority interest in Revotar)         35.5 - 36.5                  42.0 - 45.0
Investment income                                       2.3 -  2.5                   0.9 -  1.1
Estimated net loss                                     23.2 - 23.6                  30.0 - 33.0

Estimated net loss per share
(basic and diluted)                                   (0.53)-(0.54)                (0.68)-(0.75)
Weighted average shares (millions)                     43.7                         44.0   44.0

Cash and investments, consisting of commercial paper, corporate bonds and government securities, at year-end 2002 were approximately $68.0 million. Budgeted 2003 operating cash requirements will be funded by revenues and existing cash resources.

Revenues in each year consist of royalties on Argatroban, reimbursements from our collaborative partners, Schering-Plough and GlaxoSmithKline ("GSK"), amortized revenues from license fees and milestone payments, and amounts reimbursed by the ICOS-TBC partnership for our personnel costs devoted to the development of sitaxsentan. Royalties are expected to range from $3.4 to $3.6 million in 2002, and increase to approximately $4.6 to $5.5 million in 2003, reflecting GSK's commitment to growing sales of Argatroban. Revenues from collaborative partners were approximately $3.4 to $3.6 million in 2002, and are expected to be $1.4 to $3.0 million in 2003. License fees and milestone revenues are comprised of the non-cash amortization of amounts received in previous periods, and expected to be $1.5 to $2.0 million for both 2002 and 2003. Reimbursements from the ICOS-TBC partnership for development work on sitaxsentan was $1.1 million in 2002, and is estimated to be $3.5 to $4.0 million in 2003.

Expenses in 2003 are expected to increase primarily because of costs associated with the



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development of sitaxsentan. The projected increase in year 2003 operating expenses was mitigated by our previously announced restructuring and other reductions in general expenses. Expenses in year 2002 include our 50% share of the development costs of sitaxsentan under our partnership agreement with ICOS, approximately $8.6 million. We have previously announced negotiations with ICOS for TBC to wholly own the right to develop sitaxsentan. 2003 operational estimates include all partnership costs for the development of this drug, which we believe to be between $19 and $21 million.

 "Our operating strategy is clearly focused on propelling the advancement of TBC to profitability. Our goals this year include: the initiation of the final Phase III clinical trial for sitaxsentan in pulmonary hypertension, the completion of Phase IIa asthma and psoriasis trials for bimosiamose, being conducted by Revotar, our majority-owned German affiliate, working with GSK to maximize the sales potential of Argatroban and, the continuation of internal research efforts to identify novel small molecule therapeutics," stated Dr. Given.

Dr. Given will speak today at 12:00pm Eastern at the BIO CEO and Investor Conference in New York. A webcast of the presentation will be provided by BIO and may be viewed in real time at www.bio.org. Alternatively, the webcast can be accessed on Texas Biotechnology's website at www.tbc.com.

If you are unable to participate, a replay of the presentation will be available on Texas Biotechnology's website beginning an hour after the actual presentation concludes and will be available until March 6, 2003.

ABOUT TEXAS BIOTECHNOLOGY CORPORATION

Texas Biotechnology Corporation, a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for its expertise in small molecule drug development and vascular biology. Argatroban, its first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Texas Biotechnology is in Phase III development of the endothelin antagonist, sitaxsentan, for pulmonary arterial hypertension. Its majority owned affiliate Revotar Biopharmaceuticals AG is in Phase II development with the selectin antagonist bimosiamose in asthma, psoriasis and atopic dermatitis. Texas Biotechnology has several other research and development programs ongoing for a range of cardiovascular and inflammatory diseases. To learn more about Texas Biotechnology please visit our web site: www.tbc.com.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required governmental approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Texas Biotechnology has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

                            [SIGNATURE PAGE FOLLOWS]

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date February 26, 2003              TEXAS BIOTECHNOLOGY CORPORATION


                                    /s/  Stephen L. Mueller
                                    --------------------------------------------
                                    Stephen L. Mueller
                                    Vice-President, Finance and Administration
                                    Secretary and Treasurer